EXHIBIT 10.4

WAIVER AND AMENDMENT

TO

FACILITY AGREEMENT PROVIDING FOR A
SENIOR SECURED TERM LOAN
OF US$52,305,238.13

dated June 10, 2015,

DRY BULK AMERICAS LTD.
and
DRY BULK AUSTRALIA LTD.
as Joint and Several Borrowers,

AND

The Banks and Financial Institutions listed on Schedule 1 thereto,

as Lenders,

AND

ING BANK N.V., LONDON BRANCH
as Facility Agent and as Security Trustee

AND

INTERNATIONAL SHIPHOLDING CORPORATION
and
GULF SOUTH SHIPPING PTE. LTD,
as Guarantors

Dated as of November 4, 2015

WAIVER AND AMENDMENT

THIS WAIVER AND AMENDMENT (this "Waiver and Amendment") is dated as of November 4, 2015, by and among (I) DRY BULK AMERICAS LTD., a corporation organized and existing under the laws of the British Virgin Islands ("Dry Bulk Americas") and DRY BULK AUSTRALIA LTD., a corporation organized and existing under the laws of the British Virgin Islands ("Dry Bulk Australia"), as joint and several borrowers (the "Borrowers" and each a "Borrower"), (2) INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized and existing under the laws of the State of Delaware (the "Guarantor") and GULF SOUTH SHIPPING PTE. LTD, a corporation organized and existing under the laws of Singapore (the "GSS Guarantor"), as guarantors (3) the banks and financial institutions listed on Schedule Ito the Facility Agreement, as lenders (together with any bank or financial institution which becomes a Lender pursuant to Section 12 of the Facility Agreement, as defined below, the "Lenders" and each a "Lender"), and (4) ING BANK N,V., London branch, as facility agent (in such capacity including any successor thereto, the "Facility Agent"), as security trustee for the Lenders (in such capacity, the "Security Trustee" and, together with the Facility Agent, the "Agents"), and amends and is supplemental to the Senior Secured Term Loan Facility Agreement dated as of June 10, 2015, entered into by and among the Borrowers, the Guarantor, the Lenders and the Agents, (as amended, supplemented or otherwise modified from time to time, the "Facility Agreement").

WITNESSETH THAT:

WHEREAS, the Guarantor has requested that the Lenders waive application of certain financial covenants contained in Sections 9.3(b) and (e) of the Facility Agreement;

WHEREAS, on September 30, 2015, the Lenders and Borrowers entered into a Waiver and Agreement ("Waiver No. 1") which waived application of certain financial covenants contained in the Facility Agreement;

WHEREAS, on October 23, 2015, the Lenders and Borrowers entered into a Waiver and Amendment ("Waiver No. 2") which extended the waivers granted pursuant to Waiver No. 1 and amended certain terms of the Facility Agreement;

WHEREAS, the Lenders are willing to extend the waivers granted pursuant to Waiver No. 2 and amend certain terms of the Facility Agreement upon the terms and subject to the conditions contained in this Waiver and Amendment;

NOW, THEREFORE, in consideration of the premises and such other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by the parties, it is hereby agreed as follows:

1. Definitions. Unless otherwise defined herein, words and expressions defined in the Facility Agreement have the same meanings when used herein.

2. Representations and Warranties. Each of the Security Parties and the GSS Guarantor hereby reaffirms, as of the date hereof, each and every representation and warranty made thereby in the Facility Agreement and the Note (updated mutatis mutandis).

3. No Defaults, Each of the Security Parties and the GSS Guarantor hereby represents and warrants that as of the date hereof there exists no Event of Default or any condition which, with the giving of notice or passage of time, or both, would constitute an Event of Default.

4. Performance of Covenants. Each of the Security Parties and the GSS Guarantor hereby reaffirms that it has duly performed and observed the covenants and undertakings set forth in the Facility Agreement, the Note and the Security Documents on its part to be performed, and covenants and undertakes to continue duly to perform and observe such covenants and undertakings, other than as waived hereby, so long as the Facility Agreement, as may be amended or supplemented from time to time, shall remain in effect,

5. Waiver. Subject to the continued compliance by each of the Security Parties and the GSS Guarantor with the provisions contained herein, in the Facility Agreement and in the other Transaction Documents and upon the condition that no creditor under any debt instrument or facility, which the Guarantor or any of its Subsidiaries are party to or in respect of which the Guarantor or any of its Subsidiaries have repayment obligations (collectively, "Other NH Debt Facilities"), has taken any enforcement action, the Creditors hereby agree to waive application of Sections 9.3(b) and (e) through March 31, 2016 (or such earlier date when the financial covenants under the Other 1ST-i Debt Facilities are tested again or the waiver under any of the Other 1ST-i Debt Facilities is rescinded, has expired or otherwise not in force and effect) (the "Waiver Expiration Date"). For the avoidance of doubt, the waiver granted herein shall be rescinded, and application of the aforementioned provisions of the Facility Agreement shall be reinstated, if any of the conditions to the waiver is breached. The Security Parties and the GSS Guarantor hereby agree and acknowledge that all financial covenants, including those set forth in Section 9.3(b) and (e), shall be tested on the Waiver Expiration Date in the absence of any further waiver or amendment to the Facility Agreement.

6. Amendment to the Facility Agreement.

(a) Section 1.1 of the Facility Agreement is hereby amended as follows:

(i)	by amending and restating in its entirety the definition of "Margin" as follows:

"'Margin' shall mean the rate per annum equal to four and one-half percent (4.50%);"; and

(ii)	by adding at the end of each of clauses (A) and (B) of the definition of "Required Percentage" the following:

"provided that, subject to clause (iv) of this definition, in the event that proceeds from the sale of each EGS Vessel have not been received by the Security Parties by January

31, 2016, the Required Percentage shall be deemed to be 150% as of January 31, 2016 and until such time as proceeds from the sale of each EGS Vessel are received by the Security Parties;";

(b)	Section 5,1 of the Facility Agreement is hereby amended by amending and restating such Section in its entirety as follows:

"Subject to the provisions of this Section 5 regarding application of prepayments, the Borrowers shall repay the principal of each Tranche in consecutive quarterly installments on each Payment Date for such Tranche and ending on the Final Payment Date for such Tranche, Each installment made in connection with the Dry Bulk Americas Tranche shall be in an amount equal to $314,166.67 prior to November 4, 2015 and $504,910.71 thereafter. Each installment made in connection with the Dry Bulk Australia Tranche shall be in an amount equal to $858,928.57. Each installment made in connection with the EGS Crest Tranche shall be in an amount equal to $306,667.67 prior to November 4, 2015 and $523,888.89 thereafter. Each installment made in connection with the EGS Wave Tranche shall be in an amount equal to $306,667.66 prior to November 4, 2015 and $523,888.89 thereafter, The last installment for each Tranche shall be paid on the Final Payment Date relating to such Tranche in an amount necessary to repay such Tranche in full together with accrued but unpaid interest and any fees and expenses owing. The last installment paid under this Agreement shall be paid together with any other amounts owing by any Security Party to any Creditor pursuant to this Agreement, the Note or any Security Document. The Borrowers' obligations to repay the Facility shall be joint and several.";

(c)	Section 5.3 of the Facility Agreement is hereby amended by amending and restating such Section in its entirety as follows:

"5.3 Mandatory Prepayment; Sale or Loss of Vessel.

(a)

Upon (i) the sale of a Vessel, or (ii) the earlier of (x) ninety (90) days after the Total Loss (as such term is defined in each Mortgage) of a Vessel or (y) the date on which the insurance proceeds in respect of such loss are received by the relevant Borrower or the Security Trustee as assignee thereof, the Borrowers shall repay the relevant Tranche in full and apply the remainder of the proceeds in repayment of the other Tranches and any other amount outstanding under or in connection with the Facility in the order of priorities selected by the Facility Agent in its sole discretion.

(b)	Upon (i) the sale or other disposition (including any sale and leaseback transaction and any sale or issuance of equity interests) of any other property (including, for the avoidance of doubt, any vessel not mortgaged in favor of the Security Trustee) owned by the Guarantor or any of its Subsidiaries, or (ii) the date on which the insurance proceeds in respect of the Total Loss (as such term is defined in the Mortgage granted in respect of the BULK AUSTRALIA and used as the context requires) of any other vessel owned by the Guarantor or any of its Subsidiaries are received by the Guarantor or the relevant Subsidiary, the Guarantor shall apply (or cause to be applied) such sale or insurance proceeds as follows:

first, in repayment of the outstanding obligations owed to the relevant mortgagee (if any) of such vessel pursuant to the terms of the relevant mortgage instrument;

second, (i) except in case of the sale of m.v. GLOVIS COUNTESS, if the Guarantor or any of its Subsidiaries voluntarily chooses to (or is mandatorily required to) prepay or repay any of the Other ISH Debt Facilities, the remaining proceeds will then be applied as follows:

first, in repayment of the Facility until the aggregate Fair Market Value of the Vessels equals 150% of the outstanding amount of the Facility ill the order of priorities selected by the Facility Agent in its sole discretion; and

second, in repayment of (x) the Facility and other amounts outstanding under or in connection therewith in the order of priorities selected by the Facility Agent in its sole discretion and (y) such Other ISH Debi: Facilities pro rata;

(ii) in case of the sale of m.v. GLOVIS COUNTESS, if the Guarantor or any of its Subsidiaries voluntarily chooses to (or is mandatorily required to) prepay or repay any of the Other ISM Debt Facilities, the remaining proceeds will then be applied as follows:

first, in repayment of the Facility until the aggregate Fair Market Value of the Vessels equals 150% of the outstanding amount of the Facility in the order of priorities selected by the Facility Agent in its sole discretion; and

second, any further remaining proceeds may be used for repayment of amounts outstanding under Other ISH Debt Facilities.";

(d) Section 9.2(n) of the Facility Agreement is hereby amended by amending and restating such Section in its entirety as follows:

"(n) Dividends. With respect to the Guarantor, declare or pay any distributions or dividends or return any capital to its equity holders or authorize or make any other distribution, payment or delivery of property or cash to its equity holders, provided that the Guarantor may pay dividends on preferred shares with the written consent of the Facility Agent;"; and

(e) Section 12.1 of the Facility Agreement is hereby amended by amending and restating the second sentence of such Section in its entirety as follows:

"Each Lender shall be entitled, without the consent of the Borrowers, to assign its rights and obligations under this Agreement or grant participation(s) in the Facility (a) to any subsidiary, holding company or other affiliate of such Lender, to any subsidiary or other affiliate company of any thereof or any other Lender or (b) with the consent of the Agents, to any other bank or financial institution, and such Lender shall forthwith give notice of any such assignment or participation to the Borrowers and pay the Facility Agent an assignment fee of $3,000 for each such assignment or participation; provided, however, that any such assignment must be made pursuant to an Assignment and Assumption Agreement".

7. Further Covenants,

(a) The Security Parties and the GSS Guarantor shall ensure that:

(i) Other Amendments and Credit Enhancement. In the event that (A) any of the lenders under any of the Other ISH Debt Facilities receives credit enhancement (whether in the form of additional collateral, prepayment, shortened amortization, additional (or more restrictive) covenants (including but not limited to a more restrictive security coverage requirement) or otherwise), or any Other ISH Debt Facility is amended in a manner more favorable to the Lenders thereunder than is the case currently, the Security Parties and the GSS Guarantor shall promptly notify the Facility Agent of their intention to provide such credit enhancement and, subject to the terms of the Facility Agreement and this Waiver and Amendment, (1) any repayment or prepayment shall be shared with the Lenders pro rata based upon the amount of the obligations owed under the Facility Agreement and the Other ISH Debt Facilities and (2) with respect to all other credit enhancements, further amendments to the Facility
Agreement shall be adopted or (B) the Security Parties enter into any waiver or amendment with respect to the any of the Other ISH Debt Facilities, within two (2) Banking Days of entering into such waiver or amendment, the Security Parties shall provide a copy of such waiver or amendment to the Facility Agent and the Facility Agent may, in its sole discretion, require that the terms of the Facility be revised accordingly and aligned with those revised terms;

(ii) BALI SEA and BANDA SEA. No later than November 16, 2015, the Security Parties shall provide to the Facility Agent (A) evidence, satisfactory to the Facility Agent, of Regions Bank's consent to the issuance of the Guaranty by the GSS Guarantor mortgages over the vessels BALI SEA and BANDA SEA granted by the GSS Guarantor in favor of the Security Trustee (the "Mortgages") securing its obligations under the Guaranty and (B) confirmation, in form and substance satisfactory to the Facility Agent, that no other consents or approvals are required in connection with the granting of the Mortgages;

(iii) m.v. GLOVIS COUNTESS Sale. (A) No later than November 16, 2015, the Security Parties shall provide to the Facility Agent an executed memorandum of agreement or other evidence of an agreement for the sale of the m.v. GLOVIS COUNTESS satisfactory in form and substance to the Facility Agent, such memorandum of agreement or other evidence to specify that proceeds from such sale are to be received by the owner thereof no later than December 4, 2015 and (B) the Security Parties shall provide to the Facility Agent evidence that the proceeds of such sale have been received by the owner thereof no later than December 4, 2015;

(iv)

Marketing of Vessels. Within five (5) Banking Days of the date hereof, the Security Parties shall provide to the Facility Agent evidence, in form and substance satisfactory to the Facility Agent in its sole discretion, that each of the Vessels is actively marketed for sale;

(v)

Asset Sales. On or prior to (A) December 22, 2015, the Security Parties shall provide to the Facility Agent evidence, satisfactory to the Facility Agent, that the Security Parties have received the proceeds of the sale of (1) each of the PEGGY PALMER and the NAIDA RAMIL and (2) each of Frascati Shops, Inc. and Tower, LLC, and (B) December 15, 2015, the Security Parties shall provide to the Facility Agent evidence, satisfactory to the Facility Agent, that the Security Parties have received the proceeds of the sale of the sale, assignment, early termination or other disposition of Waterman Steamship Corporation's bareboat charter agreements with Intermarine;

(vi) Status Reports. On or prior to the last Banking Day of each month, the Security Parties shall provide to the Facility Agent a written report regarding the status of the sales process of each of the Vessels in such detail as requested by the Facility Agent;

(vii)

Earnings Account. Within ten (10) Banking Days of the date hereof, the Security Parties shall provide to the Facility Agent evidence of opening an account designated as an "earnings account" (the "Earnings Account") with ING Bank N.V. and ensure that all earnings relating to any of the Vessels shall be paid into the Earnings Account;

(viii)

Retention Account. Within ten (10) Banking Days of the date hereof, the Security Parties shall provide to the Facility Agent evidence of opening an account designated as an "retention account" (the "Retention Account") in the name of the Guarantor with ING Bank N.V. Beginning on the date that the proceeds of the sale of the m.v. GLOVIS COUNTESS are received by the Security Parties, the Guarantor shall make monthly payments to the Retention Account in an amount equal to one-third of the Borrower's quarterly interest and principal obligations under the Facility Agreement (collectively, the "Retention  Payments") and hereby authorizes ING Bank N.V. to transfer to the Facility Agent the Retention Payments on each Payment Date;

(ix)Account Pledges. Within ten (10) Banking Days of the date hereof, the relevant Security Party shall deliver to the Facility Agent an executed account pledge in respect of each of the Earnings Account and the Retention Account;

(x) Investments. None of the Security Parties or the GSS Guarantor shall make any new loan or advance to, make any investment in, or enter into any working capital maintenance or similar agreement with respect to any person, whether by acquisition of equity interests or indebtedness, by loan, guarantee or otherwise, provided that the Security Parties and the GSS Guarantor may make advances to the extent of any accounts payable by or among the Security Parties or their subsidiaries in the ordinary course of business;

(xi)Financial Advisor. The Security Parties agree that the Facility Agent may at any time, in its sole discretion and at the cost of the Security Parties, (i) require the Security Parties to appoint a financial advisor satisfactory to the Facility Agent to advise the Security Parties and (ii) appoint a financial advisor to advise the Facility Agent regarding the financial condition of the Security Parties;

(xii)Information Disclosure. In the event that any document or information (financial or otherwise) is shared with any other lender under the Other ISH Debt Facilities, the Borrowers shall promptly notify the Facility Agent and provide such document or information to the Facility Agent, including but not limited to weekly reports regarding cash flow forecasts;

(xiii)Vessel Valuations. Without prejudice to the Facility Agent's right to request valuations under Section 9.1(g), the Facility Agent may, at its sole option and at the cost of the Borrowers, obtain new appraisals in respect of each Vessel from ship brokers of its choosing at any time on or prior to the Waiver Expiration Date;

(xiv)Financial Plan. On the Waiver Expiration Date, the Security Parties and the GSS Guarantor shall provide to the Facility Agent a financial plan in form, scope and substance satisfactory to the Facility Agent in its sole discretion, which will be the basis of the Facility Agent's credit review of the Guarantor and its Subsidiaries. The Security Parties and the GSS Guarantor hereby agree that if the financial position of any Security Party as reflected in the financial plan is not satisfactory to the Facility Agent (such determination to be in the Facility Agent's sole discretion), such event shall constitute an Event of Default; and

(xv)Subordination Undertakings, The Borrowers and the Guarantor shall ensure that each manager managing any of the collateral vessels mortgaged to the Security Trustee and other co-assureds under the insurance policies of such collateral vessels enter into a subordination undertaking in form and substance satisfactory to the Facility Agent within ten (10) Banking Days of the date hereof (such period to be extended in the reasonable discretion of the Facility Agent),

(b) The parties hereto hereby agree that a default by any Security Party or the GSS Guarantor in the performance or observance of any covenant contained in this Waiver and Amendment shall constitute an Event of Default,

(c) No later than November 16, 2015, the Guarantor shall have secured a waiver under each of the Other ISFI Debt Facilities in respect of any potential breach under such facility in form and substance reasonably satisfactory to the Facility Agent and provide to the Facility Agent a copy of any such waiver.

8. Expenses. The Security Parties and the GSS Guarantor hereby agree to pay to the Facility Agent all reasonable expenses related to this Waiver and Amendment, including any expenses of preparation, negotiation, execution and administration of this Waiver and Amendment and any document or instrument required to be delivered herein, and the reasonable Gees and disbursements of the Creditors' counsel in connection herewith and any and all expenses incurred in connection with the enforcement or defense of any of the Agents' and the Lenders' rights or remedies or in the preservation of the Agents' and the Lenders' priorities under the documentation executed and delivered in connection with the Facility or any restructuring (actual or contemplated) of the Facility.

9. No Other Waiver or Amendment. All other terms and conditions of the Facility Agreement shall remain in full force and effect and the Facility Agreement shall be read and construed as if the terms of this Waiver and Amendment were included therein by way of addition or substitution, as the ease may be.

10. Conditions Precedent to the Effectiveness of this Waiver and Amendment. The effectiveness of this Waiver and Amendment shall be expressly subject to the following conditions precedent:

(a)	This Waiver and Amendment. The Borrowers and the Guarantor shall have duly executed and delivered this Waiver and Amendment to the Facility Agent; and
(b)

Interest Fees and Expenses Paid. The Facility Agent shall have received payment in full of all interest, fees and expenses (including reasonable legal fees) due under or in connection to the Facility Agreement.

11. Conditions Subsequent to the Effectiveness of this Waiver and Amendment. The effectiveness of this Waiver and Amendment shall be expressly subject to the following conditions subsequent:

(c)Corporate Authority. Within five (5) Banking Days of the date hereof, the

Facility Agent shall have received the following documents in form and substance satisfactory to the Facility Agent and its legal advisers:

i. copies, certified as true and complete by an officer of each of the Security Parties and a director of the GSS Guarantor, of the resolutions of its board of directors and, with respect to the Borrowers, shareholders evidencing approval the transactions contemplated hereby and authorizing an appropriate officer or officers or attorney-in-fact or attorneys-in-fact to execute the same on its behalf;

ii. certificate of the jurisdiction of incorporation of the Guarantor as to the good standing thereof; and

iii. a certificate signed by the Chairman, President, Chief Financial Officer, Vice President, Treasurer or Controller of each of the Security Parties and a director of the GSS Guarantor to the effect that (A) no Default or Event of Default shall have occurred and be continuing, (B) the representations and warranties of such Security Party contained in the Original Agreement as Amended hereby are true and correct as of the date of such certificate and (C) the copies of its certificate or articles of incorporation and by-laws or similar constituent documents thereof attached to its Certificate delivered in connection with its entering into Amendment No. 6 to the Facility Agreement have not been amended or rescinded and remain in full force and effect as of the day hereof;

(d)	Legal Opinions. Within five (5) Banking Days of the date hereof, the Facility Agent shall have received such legal opinions as it shall reasonably require; and
(e)

Confirmation from  Facility Agent, The continued effectiveness of this Waiver and Amendment after November 16, 2015, shall be subject to the Facility Agent's written confirmation to the Borrowers of such continued effectiveness

12. Governing Law. This Waiver and Amendment shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

13. Counterparts. This Waiver and Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

14. Headings; Amendment.  In this Waiver and Amendment, section headings are inserted for convenience of reference only and shall be ignored in the interpretation of this Waiver and Amendment. This Waiver and Amendment cannot be amended other than by written agreement signed by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Waiver and Amendment by its duly authorized representative on the day and year first above written.

DRY BULK AMERICAS LTD.,

as Borrower

By: /s/ Erik L. Johnsen

Name: Erik L. Johnsen

Title: Director

DRY BULK AUSTRALIA LTD.,

as Borrower

By: /s/ Erik L. Johnsen

Name: Erik L. Johnsen

Title: Director

INTERNATIONAL SHIPHOLDING CORPORATION,

as Guarantor

By: /s/ Erik L. Johnsen

Name: Erik L. Johnsen

Title: President

GULF SOUTH SHIPPING PTE LTD.,

as Guarantor

By: /s/ Erik L. Johnsen

Name: Erik L. Johnsen

Title: Director

ING BANK N.V., LONDON BRANCH,

as Facility Agent, Security Trustee and Lender

By: /s/ Adam Byrne

Name: Adam Byrne

Title: Managing Director

By: /s/ Robartus Krol

Name: Robartus Krol

Title: Director

ING SCHEDULED PAYMENT ADJUSTMENTS

Effective		Previous	New
Date	Vessel	Amount	Amount	Difference

1/24/2016	Dry Bulk Americas	$314,166.67	$504,910.71	$190,744.04
12/20/2015	Dry Bulk Australia	$858,928.57	$858,928.57	$ -
1/6/2016	Houston ex Crest	$306,667.67	$523,888.89	$217,221.22
1/24/2016	Hamburg ex Wave	$306,667.67	$523,888.89	$217,221.22